UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 12, 2007

QWEST COMMUNICATIONS INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15577	84-1339282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) and (e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 12, 2007, the Board of Directors (the “Board”) of Qwest Communications International Inc. (“Qwest” or the “Company” or “we” or “us” or “our”) unanimously elected Ms. Jan L. Murley as a director.  The Board also appointed Ms. Murley to the Compensation and Human Resources Committee of the Board (the “Compensation Committee”).  There is no arrangement or understanding between Ms. Murley and any other person pursuant to which she was selected as a director.

Under our standard compensation arrangement available to non-employee directors, Ms. Murley will receive a retainer of $70,000 per year, plus $7,500 per year for her services as a member of the Compensation Committee.  On the first business day of each year, we will grant to Ms. Murley a restricted stock award valued by us at $100,000.  Each of these annual awards will vest in full one year after the date of grant.  In addition, on December 12, 2007, we granted to Ms. Murley a restricted stock award of 1,000 shares.  This award vests in full on December 12, 2008.  Each of these restricted stock awards was or will be granted under our Equity Incentive Plan.  Upon a change in control, each award will vest immediately and will remain exercisable for its remaining term.

2008 Qwest Management Bonus Plan

On December 12, 2007, the Compensation Committee approved the basic structure of the 2008 Qwest Management Bonus Plan. Our Chairman and Chief Executive Officer (Edward A. Mueller), our Executive Vice President and Chief Financial Officer (John W. Richardson) and our other current named executive officers (Richard N. Baer and Paula Kruger) are eligible to participate in the plan. Under this plan, bonus payments are calculated using bonus target percentages (expressed as a percentage of base salary) and are adjusted based on a combination of corporate, business unit and individual performance.

Target bonus percentages are: 200% for Mr. Mueller; 150% for Messrs. Richardson and Baer; and 100% for Ms. Kruger.  These amounts may be further adjusted by 0% to 150% for corporate and business unit performance and by 0% to 150% for individual performance. Corporate and business unit performance will be determined by a weighted average of a combination of measures, which may include revenue, EBITDA, operating margin, cash flow, capital expenditures and imperatives depending on the department in which the executive works. The Committee will approve performance targets for each of these measures in the first quarter of 2008. Individual performance will be based on an evaluation by Mr. Mueller (or by the Board in the case of Mr. Mueller) of overall employee performance compared to established performance objectives and behaviors exhibited by the executive compared to our Qwest brand attributes and values.

A summary of the 2008 Qwest Management Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	2008 Qwest Management Bonus Plan Summary

Exhibit 99.1	Press Release dated December 14, 2007

Forward Looking Statements Warning

This filing may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives, among others; our substantial indebtedness, and our inability to complete any efforts to further de-lever our balance sheet; adverse results of increased review and scrutiny by media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the effects of consolidation in our industry; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this filing is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this filing should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This filing may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this filing, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: December 14, 2007	By:	/s/ STEPHEN E. BRILZ
	Name:	Stephen E. Brilz
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	2008 Qwest Management Bonus Plan Summary

Exhibit 99.1	Press Release dated December 14, 2007